UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

DANA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	34-4361040 (IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio (Address of principal executive offices)		43615 (Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

     On July 9, 2004, Dana Corporation (Dana) filed a Current Report on Form 8-K that contained a press release announcing that it had signed a definitive agreement to sell its automotive aftermarket business to The Cypress Group for approximately $1.1 billion in cash. The release indicated that the transaction was subject to the purchaser’s receipt of financing from committed sources and other customary conditions, including the receipt of regulatory approvals, and was expected to close in the third quarter of 2004.

     Dana management now expects the sale of the automotive aftermarket business to be completed in October 2004, due to delays in purchaser’s receipt of financing and in the completion of overseas regulatory approvals.

     Further announcements regarding the sale will be made when appropriate.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: September 28, 2004	By:	/s/ Michael L. DeBacker
	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and Secretary

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